Personal and Confidential

April 18th, 2026

Chiyuan Deng

President

144 Main Street

Mt. Kisco, NY 10549

Re: Financial Advisory

Dear Mr. Chiyuan Deng,

Craft Capital Management LLC ("Craft Capital") is pleased to act as exclusive U.S. financial advisor for AI Era Corp. (separately or together with its subsidiaries and affiliates referred to herein as the "Company"), in connection with the proposed direct listing of the Company's equity securities ("Securities") on The NYSE American Exchange and the compensation to be received by Craft Capital from the Company in consideration for such services. The Company and Craft Capital agree to this letter agreement ("Agreement") as follows:

1.        Description of Services. The Company hereby retains Craft Capital and Craft Capital hereby agrees to (i) serve as exclusive U.S. financial advisor to the Company in connection with the direct listing of the Company's Securities on The NYSE American Exchange (the "Listing Services"), commonly referred to as a "Direct Listing" or "Direct Public Offering," and (ii) provide general financial advisory to the Company at the request of the Company; and Craft Capital accepts such retention on the terms and conditions set forth in this Agreement. The date that the Company's Securities is listed and begins trading on The NYSE American Stock Market or another national securities exchange as set forth in Section 3(a) of this Agreement, substantially as a result of Craft Capital's provided Listing Services, shall be referred to as the "Listing Date."

2.        Duties.

(a)             In addition to the Listing Services, Craft Capital will advise the Company in the Company's business and will, at the Company's written request, provide certain of the services described on the attached Exhibit A (collectively referred to as the "Advisory Services") in connection with this Agreement, and such other area or areas at the Company's request, and as the Company may subsequently engage Craft Capital.

(b)            Craft Capital acknowledges that it is a broker-dealer registered under Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") and state law, and a member of the Financial Industry Regulatory Authority ("FINRA"), and a Nasdaq Stock Market LLC member firm.

(c)             The Company acknowledges that Craft Capital, as the financial advisor providing the Listing Services cannot act as the valuation agent for the Direct Listing, and therefore, the

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Company at its expense will retain a valuation firm with significant experience and demonstrable experience in providing valuation services in connection with the Securities.

3.        Compensation. As consideration for the services requested and provided pursuant to this Agreement, Craft Capital shall be entitled to receive, and the Company agrees to pay Craft Capital, the following compensation:

(a)       The Company shall pay to Craft Capital a non-refundable fee of $570,000 (USD) for the Term of this Agreement, of which $35,000 is payable to Craft Capital upon the delivery of the Commencement Notice pursuant to Section 23, with the additional $500,000 paid upon successful completion of the Company's Securities being listed on The NYSE American Exchange, or the Nasdaq Stock Market, commonly referred to as a "Direct Listing" or "Direct Public Offering," provided that such completion substantially results from Craft Capital’s Listing Services provided up to such date of listing. The parties acknowledge that the Company has already paid US$35,000 under the Underwriting Engagement Letter dated January 15, 2026.

(b)      The Company will issue to Craft Capital or its permitted designees, an aggregate of $300,000 common shares of the Company, based on the Direct Listing price per share, thirty (30) days prior to the Listing Date (the "Advisor Shares"). Company shall issue the Advisor Shares in book entry approximately 30 days prior to the Listing Date, and such Advisor Shares shall be registered on an effective resale or Form S-1 prospectus dated on or around the Listing Date (such resale Form S-1 prospectus shall form a part of the Direct Listing prospectus). If necessary and upon Craft Capital’s request, the Company will use its reasonable best efforts to promptly deliver an opinion of its counsel to the transfer agent to remove the restrictive legend from the Advisor Shares pursuant to Rule 144; however, this requirement does not apply if the Company reasonably believes in good faith that the conditions for removal of the restrictive legend under Rule 144 have not been met.

(c)       In addition to payment to Craft Capital of the compensation set forth in Section 3(a) and (b) hereof, the Company shall promptly upon request from time to time reimburse Craft Capital for actual, accountable, reasonable and documented expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Craft Capital in connection with its engagement hereunder, in an amount not to exceed

$150,000.

(d)      Upon notice from Craft Capital and subject to securities regulations, the Company agrees to cause to be paid such portion of Craft Capital’s fees to such individuals and entities as may be directed by Craft Capital, and any such fees actually paid to third parties as directed by Craft Capital shall reduce dollar for dollar, or share for share, the amount of fees owed to Craft Capital hereunder. This arrangement shall be affected in lieu of each such third party entering into a separate fee agreement with the Company.

4.        Information. In connection with Craft Capital’s activities hereunder, the Company will cooperate with Craft Capital and furnish Craft Capital upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the "Information") which Craft Capital deems appropriate and will provide Craft Capital with access to the Company's officers, directors, employees, independent accountants and legal counsel. The

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Company represents and warrants to Craft Capital that all Information made available to Craft Capital hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Craft Capital will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Craft Capital: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Listing Services and Advisory Services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Craft Capital pursuant to this Agreement may not be disclosed publicly without Craft Capital’s prior written consent.

5.           Independent Contractor. Craft Capital’s relationship with the Company will be that of an independent contractor and nothing in this Agreement will be construed to create an affiliate relationship between the Company and Craft Capital. Craft Capital has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company. The Company acknowledges and agrees that Craft Capital is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company's directors, management, stockholders or creditors or any other person by this Agreement or the retention of Craft Capital hereunder.

6.           Confidentiality. During the Term and for twenty-four (24) months thereafter, both Parties agree to treat all data, material and other information exchange between the parties as confidential. The parties acknowledge that Craft Capital may need to retain and disclose certain information relayed to it by the Company for the benefit of regulatory supervision or disclosure and may need to share such information with regulators as requested. Except as and to the extent required by law, both parties will not disclose or use, and will direct its representatives not to disclose or use, any information with respect to any data, materials and other information exchanged during the Term of the Agreement, without the express written consent of the other party.

7.           Other Activities. The Company acknowledges that Craft Capital has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Craft Capital contained in Section 9 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Craft Capital or of any member, manager, officer, employee, agent or representative of Craft Capital, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Craft Capital to render services of any kind to any other corporation, firm, individual or association. Craft Capital may, but shall not be required to, present opportunities to the Company.

8.           Exclusivity. During the Term, the Company agrees that no other U.S. investment bank, broker-dealer, financial advisor or similar consultant or firm is or will be authorized by the Company to or will in fact perform Listing Services on the Company's behalf of the type described in this Agreement or which Craft Capital is otherwise authorized to perform hereunder, unless agreed upon in writing by Craft Capital. No fee payable to any other financial, legal, or other advisor either by the Company or any other entity shall reduce

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or otherwise affect the fees payable hereunder to Craft Capital. If the Company or its management receives an inquiry regarding Listing Services, it will promptly inform Craft Capital in writing of such inquiry. For the avoidance of doubt, the limitations in this Section 8 shall not apply to the Company with respect to any activities involving solely non-U.S. investors outside of the United States. Additionally, the Company agrees that during the Tenn, the Company will not without Craft Capital’s written consent, which shall not be unreasonably withheld, offer any of the Company's securities to any of the Company's directors, officers, employees and/or their respective affiliates, and the Company's affiliates. The immediately preceding sentence shall not apply to any offerings made pursuant to the Company's equity incentive plans (including ESOPs).

9.           Term and Termination. The initial term of this Agreement will be for a period beginning on the date hereof and terminating on the earlier of the Listing Date or March 31, 2027, or on any earlier date if sooner terminated in the following scenarios (the "Term"): (a) the Company may terminate this Agreement immediately upon notice for Cause (as defined below); or (b) Craft Capital may terminate this Agreement if Craft Capital has given thirty (30) days prior written notice to the Company. In the event of such termination, the Company shall pay and deliver to Craft Capital: (i) all actual, accountable compensation earned through the date of such termination ("Termination Date") pursuant to any provision of Section 3, and (ii) shall reimburse Craft Capital for all actual, accountable, reasonable and documented expenses incurred by Craft Capital in connection with its services hereunder pursuant to Section 3, up to a maximum of $150,000. All such fees and reimbursements due to Craft Capital pursuant to the immediately preceding sentence shall be paid to Craft Capital promptly following the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date). Notwithstanding the foregoing, no fees or reimbursements described in this Section 9 shall be due or payable by the Company to Craft Capital if this Agreement is terminated by the Company for Cause. As used in this Agreement, "Cause" shall mean gross negligence, willful misconduct or an uncured material breach of this Agreement by Craft Capital of which the Company has provided Craft Capital with reasonable notice. Notwithstanding anything expressed or implied herein to the contrary: (i) any other agreement entered into between Craft Capital and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of (x) only if the Company has not terminated for Cause, Sections 3, 5, 10 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), and (y) Sections 9, 11, 12, 13 and 14 shall survive the termination of this Agreement.

10.       Indemnification. The Company agrees to indemnify Craft Capital in accordance with the indemnification and other provisions attached to this Agreement as Exhibit B (the "Indemnification Provisions"), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

11.       Amendments and Waivers. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by Craft Capital and the Company. No term or condition or the breach thereof will be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder will not constitute a waiver of such party's right to demand strict compliance therewith in the future. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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12.       Notices. All payments, notices, requests, demands and other communications required or permitted hereunder will be in writing and will be delivered personally (which will include delivery by courier or overnight delivery service) or sent by first class mail, postage prepaid, or sent by facsimile transmission to the parties at their respective address set forth on the signature page below or sent via email to such other email address as will be given in writing by a party to the other parties. Items delivered personally or by facsimile or email transmission will be deemed delivered on the date of actual delivery; items sent by first class mail will be deemed delivered three (3) days after mailing.

13.        Governing Law; Jurisdiction and Venue Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association ("AAA") under the Commercial Rules of the AAA, and construed in accordance with laws of the State of New York. The following arbitration agreement should be read in conjunction with these disclosures:

(a)          ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(b)         THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;

(c)          PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

(d)         THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

(e)          ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN CRAFT CAPITAL AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, OR WITH RESPECT TO (i) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (ii) THE RELATIONSHIP OF THE PARTIES HERETO, OR (iii) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

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14.                                     Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Neither Craft Capital nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

15.                          Limitation of Liability: In no event shall Craft Capital, or any of its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act) be liable to the Company for any incidental, indirect, special or consequential damages (i.e., lost profits) arising out of, or in connection with, this Agreement, whether or not such party was advised of the possibility of such damage. The Company further agrees that the limit of the liability to the Company of Craft Capital, or any of its affiliates, directors, officers, employees and controlling persons shall in no event be greater than the aggregate dollar amount which the Company paid to Craft Capital during the term of this Agreement.

16.                                     Counterparts. This Agreement may be executed in multiple copies, each of which will be deemed an original and all of which will constitute a single agreement binding on all parties.

17.                                     Entire Agreement. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

18.                                      Representation. By executing this Agreement, Company acknowledges that it understands and agrees that it has been encouraged, and had the opportunity to, consult with its own attorney in connection with this Agreement.

19.                                     No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.

20.                                     Publicity. Except as may be required by law, each party agrees that it will not issue press releases or engage in any other publicity with respect to the Direct Listing, without the other party's prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. Subject to the Company's approval, Craft Capital may issue a press release regarding the Direct Listing and tag the Company's name and/or ticker within the body of such press release. If the Company's approval is granted, the Company specifically permits Craft Capital’s press release to appear on the Company's Yahoo Finance page and allows any press release distributors (i.e. AccessWire, GlobeNewswire, Business Wire, Newswire, Newsfile and/or any others) to pull/distribute Craft Capital’s press release and display it on the Company's Yahoo Finance page.

21.                                      AML Provisions. The USA PATRIOT ACT and other applicable anti-money

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laundering rules and regulations (collectively, "AML Provisions") are designed to detect, deter and punish money laundering and terrorist financing activities in the U.S. and abroad. In accordance with the requirements imposed on Craft Capital under the AML Provisions by FINRA and other authorities with jurisdiction over Craft Capital, Craft Capital may ask Company to provide various identification documents and/or other information during the transaction process.

22.                                     Disclaimers. The Company agrees that all decisions, acts, actions, or omissions by the Company with respect to the Advisory Services contemplated by this Agreement and the other matters contemplated herein shall be the sole responsibility of the Company, and that the performance by Craft Capital of Advisory Services hereunder will in no way expose Craft Capital to any liability for any such decisions, acts, actions or omissions of the Company.

23.                Termination of Prior Agreements and Commencement of Services. Upon execution of this Agreement, the Underwriting Engagement Letter dated January 15, 2026 shall be automatically terminated.

Notwithstanding the execution of this Agreement, the Term of this Agreement, Craft Capital’s obligation to provide Listing Services, the Exclusivity under Section 8, the success fee, and any reimbursable expenses shall not commence until the Company delivers a written Commencement Notice to Craft Capital confirming that:

i.         the Company has resolved the going concern opinion issue in its auditor’s report (i.e., there is no substantial doubt about the Company’s ability to continue as a going concern, or such mitigation as is acceptable to the NYSE American in its discretion), and

ii.         the Company is ready to initiate the NYSE American direct listing application process.

Until the Commencement Notice is delivered, Craft Capital shall not perform any material Listing Services or incur any reimbursable expenses without the Company’s prior written approval.

24.                Future Transactions. If within the 6-month period following consummation of the listing of the Company’s securities, the Company or any of its subsidiaries decides to raise funds by means of an equity offering or a private placement of equity or debt securities using an underwriter or placement agent, Craft Capital (or any affiliate designated by Craft Capital) shall have the right to act as exclusive financial advisor, sole investment banker, sole book-runner and/or sole placement agent, at Craft Capital’s sole discretion, for such financing (the “Right of First Refusal Period”). During the Right of First Refusal Period, Craft Capital, if not offering less favorable terms, shall have the sole right to determine whether any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

25.                Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, including the agreements dated January 15, 2026. Excluding “Introduced Parties” and “Tail Period”, in the Finder Agreement datad December 15th, 2025.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Craft Capital Management LLC

By: /s/ Mackey McFarlane

Name: Mackey McFarlane

Title: Head of Investment Banking

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

AI Era Corp.

By: /s/ Ahmad Moradi

Name: Ahmad Moradi

Title: CEO

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CRAFT CAPITAL MANAGEMENT LLC

April 18th, 2026

EXHIBIT A

Advisory Services

In connection with this Agreement, Craft Capital will from time to time, at the request of the Company, consult with and provide assistance to the Company in the following areas but not limited to:

(a)            Apprising itself with the business, operations, assets, liabilities, financial condition, organizational history, capitalization, internal controls, management, and any potential prospects of the Company;

(b)            Assisting management of the Company and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and capital requirements;

(c)            Assisting management of the Company with the preparation of the Company's marketing materials and investor presentations;

(d)            Assisting the Company in broadening its shareholder base including non-deal road show activity;

(e)            Exploring and evaluating financing structures, both direct and alternative, and assisting the Company in developing a strategy for capitalization designed to suit the Company's financial requirements, potentially with one or more instruments that meet the anticipated requirements of the Company; and

(f)             Providing such other financial advisory and investment banking services upon which the parties may mutually agree.

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EXHIBIT B

Indemnification Provisions

Capitalized terms used in this Exhibit shall have the meanings assigned to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Craft Capital and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Craft Capital’s acting for the Company as provided for in this Agreement, including, without limitation, any act or omission by Craft Capital in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Craft Capital to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Craft Capital of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Craft Capital by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the "Indemnified Parties"): Craft Capital, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have

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CRAFT CAPITAL MANAGEMENT LLC

April 18th, 2026

the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall not be liable for any settlement of any claim against any Indemnified Party made without the Company's written consent. The Company shall not, without the prior written consent of Craft Capital, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Craft Capital in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Craft Capital pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

By: /s/ Mackey McFarhane

Name: Mackey McFarlane

Email: mmcfarlane@craftcm.com

By: /s/ Ahmad Moradi

Name: Ahmad Moradi

Email: amoradi@aieraco.com

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